As filed with the Securities and Exchange Commission on June 17, 2003
                                                     Registration No. 333-101902
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                         POST -EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CPI AEROSTRUCTURES, INC.
                 (Name of Small Business Issuer in its Charter)

   New York                     3728                              11-2520310
  ----------           ---------------------------            -----------------
(State or other       (Primary Standard Industrial            (I.R.S. Employer
jurisdiction of         Classification Code Number)          Identification No.)
incorporation or
 organization)

                 200A Executive Drive, Edgewood, New York 11717
                                 (631) 586-5200
          (Address and telephone number of principal executive offices)
                        Arthur August, Chairman and Chief
                                Executive Officer
                            CPI Aerostructures, Inc.
                              200A Executive Drive
                            Edgewood, New York 11717
                                 (631) 586-5200
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                             David Alan Miller, Esq.
                                 Graubard Miller
                                600 Third Avenue
                               New York, NY 10016
                            Telephone: (212) 818-8800
                            Facsimile (212) 682-2320


If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X] 333-01902

ITEM 27.  Exhibits

The Registrant hereby amends this Registration Statement in order to include a current version of the Underwriting Agremeent.


Exhibit Number          Name of Exhibit                                                                              No. in Document
--------------          ---------------                                                                              ---------------
*1.1                    Underwriting Agreement                                                                             1.1

3.1                     Certificate of Incorporation of the Company, as amended.  (1)                                      3.1

3.1(a)                  Certificate of Amendment of Certificate of Incorporation filed on July 14, 1998.  (2)            3.1(a)

3.2                     Amended and Restated By-Laws of the Company.  (1)                                                  3.2

***4.7                  Form of Warrant issued to Underwriter                                                              4.7

***5.1                  Opinion of Graubard Miller                                                                         5.1

10.1                    1992 Stock Option Plan.  (1)                                                                      10.3

10.2                    1995 Employee Stock Option Plan.  (3)                                                             10.4

10.3                    Form of military contract.  (1)                                                                   10.7

10.4                    Asset Purchase  Agreement,  dated September 9, 1997 by and among Kolar Machine,  Inc., a          10.19
                        New  York  corporation,  Daniel  Liguori,  the  Company  and  Kolar,  Inc.,  a  Delaware
                        corporation and wholly-owned subsidiary of the Company.  (5)

10.5                    1998 Performance Equity Plan.  (2)                                                                10.28

10.6                    Performance Equity Plan 2000.  (4)                                                                10.29

10.7                    Stock Option Agreement,  dated August 14, 2001,  between Edward J. Fred and the Company.          10.35
                        (5)

10.8                    Stock Option  Agreement,  dated August 14, 2001,  between Arthur August and the Company.          10.36
                        (6)

10.9                    Employment  Agreement,  dated August 14, 2001,  between  Edward J. Fred and the Company.          10.37
                        (7)

10.10                   Employment Agreement, dated August 14, 2001, between Arthur August and the Company.  (7)          10.38

10.11                   Peaceful  Possession  Agreement,  by and among Kolar,  Inc., JP Morgan Chase Bank f/k/a/          10.38
                        the Chase  Manhattan Bank and JP Morgan Leasing,  Inc.,  dated January 24, 2002 (without schedule). (8)

10.12                   Auction Sale Agreement,  among  Daley-Hodkin  Corporation,  Kolar, Inc., JP Morgan Chase          10.40
                        and JP Morgan Leasing, Inc., dated January 10, 2002.  (8)

10.13                   Amended and Restated Credit Agreement,  among the Borrowers,  the Lenders and JP Morgan,          10.43
                        dated June 25, 2002.  (9)



Exhibit Number          Name of Exhibit                                                                              No. in Document
--------------          ---------------                                                                              ---------------
10.14                   Form of Replacement Term Note, between Kolar and JP Morgan, dated June 25, 2002.  (9)             10.44

10.15                   Tranche C Intercreditor and Subordination  Agreement,  among the Lenders,  the Borrowers          10.45
                        and JP Morgan, dated June 25, 2002.  (9)

10.16                   Tranche C Term Note, among the Borrowers and JP Morgan, dated June 25, 2002.  (9)                 10.46

10.17                   Amendment to Intercreditor and Subordination  Agreement,  among the Subordinated Lenders          10.47
                        (as therein defined), the Borrowers and JP Morgan, dated June 25, 2002.  (9)

10.18                   Amendment to Guarantee  and  Collateral  Agreement  among the  Borrowers  and JP Morgan,          10.48
                        dated June 25, 2002.  (9)

10.19                   Tranche C Mortgage,  Fixture  Filing and  Assignment of Leases and Rents,  between Kolar          10.49
                        and JPMorgan, dated June 25, 2002.  (9)

10.20                   Amendment to Security  Agreement,  between the Borrowers and Ralok, dated June 25, 2002.          10.50
                        (9)

10.21                   Amended and  Restated  Seller  Note,  between the  Borrowers  and Ralok,  dated June 25,          10.51
                        2002.  (9)

10.22                   CPI Seller Guaranty Amendment, among CPI and Ralok, dated June 25, 2002.  (9)                     10.52

10.23                   Seller  Mortgage  Subordination  Agreement,  between Ralok and JPMorgan,  dated June 25,          10.53
                        2002.  (9)

10.24                   Mortgage Modification Agreement, between Kolar and JPMorgan, dated June 25, 2002.  (9)            10.54

***10.25                Agreement  among Ralok,  Inc., the Company and Green & Selfler,  as Escrow Agent,  dated          10.25
                        November 26, 2002, regarding right to purchase note.

***10.26                Form of Merger & Acquisition Agreement, between the Underwriter and the Company.                  10.26

***10.27                Registration  Rights  Agreement,  between the  Registrant  and GECapital CFE, Inc. dated          10.27
                        February 26, 2002.

***10.27.1              Schedule of Omitted Document in the form of Exhibit 10.27, including material detail in           10.27.1
                        10.27.1 which such document differs from Exhibit 10.27.

***10.28                Letter Agreement Amending Employment Agreement,  between Edward J. Fred and the Company,          10.28
                        dated December 12, 2002.

***10.29                Letter Agreement Amending Employment Agreement,  between Edward J. Fred and the Company,          10.29
                        dated January 1, 2003.

***10.30                Letter Agreement Amending Employment  Agreement,  between Arthur August and the Company,          10.30
                        dated January 1, 2003.



Exhibit Number          Name of Exhibit                                                                              No. in Document
--------------          ---------------                                                                              ---------------
***21.1                 Subsidiaries of the Registrant.                                                                   21.1

***23.1                 Consent of Graubard Miller (included as part of its opinion).                                      N/A

***23.2                 Consent of Goldstein Golub Kessler LLP.                                                            N/A

***24.1                 Power of Attorney (included on signature page).                                                    N/A

***99.1                 Consent of Person to Become Director.                                                             99.1

-----------------------

          *    Filed herewith.

          **   To be filed by amendment.

          ***  Previously filed.

          (1) Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-49270) declared effective on September 16, 1992 and incorporated herein by reference.

          (2) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for December 31, 1998 and incorporated herein by reference.

          (3) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for December 31, 1995 and incorporated herein by reference.

          (4) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for December 31, 2000 and incorporated herein by reference.

          (5) Filed as an exhibit to Schedule 13D filed on behalf of Edward J. Fred on October 19, 2001 and incorporated herein by reference.

          (6) Filed as an exhibit to Schedule 13D filed on behalf of Arthur August on October 19, 2001 and incorporated herein by reference.

          (7)  Filed as an exhibit  to the  Company's  Quarterly  Report on Form
               10-QSB  for  September  30,  2001  and  incorporated   herein  by
               reference.

          (8) Filed as an exhibit to the Company's Current Report on Form 8-K for January 22, 2002, as amended, and incorporated herein by reference.

          (9) Filed as an exhibit to the Company's Current Report on Form 8-K for June 27, 2002.

          (10) Filed as an exhibit to the Company's Annual Report on Form 10-K for December 31, 1992 and incorporated herein by reference.

          (11) Filed as an exhibit to the Company's Current Report on Form 8-K for April 29, 1994, as amended, and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this amendment and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Edgewood, New York on June 16, 2003.


                                     CPI AEROSTRUCTURES, INC.

                              By     /s/ Edward J. Fred
                                     -------------------------------------
                                     Edward J. Fred
                                     Chief Executive Officer, President,
                                     acting Chief Financial Officer
                                     (Principal Executive, Accounting and
                                     Financial Officer), Secretary and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           *
                                      Chairman of the Board        June 16, 2003
--------------------------------
    Arthur August

                                      Chief Executive Officer,     June 16, 2003
  /s/ Edward J. Fred                  President, acting Chief
--------------------------------      Financial Officer
    Edward J. Fred                    (Principal Executive,
                                      Accounting and Financial
                                      Officer), Secretary and
                                      Director

           *                          Director                     June 16, 2003
--------------------------------
    Walter Paulick


           *                          Director                     June 16, 2003
--------------------------------
    Kenneth McSweeney


                                      Director
--------------------------------
    A. C. Providenti


                                      Director
--------------------------------
    Eric Rosenfeld


*  By: /s/ Edward J. Fred
       ------------------
         Edward J. Fred,
         as Attorney in Fact